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EXHIBIT 99.2

    The following unaudited pro forma condensed combined financial information as of and for the nine months ended June 30, 2001 and for the year ended September 30, 2000 have been prepared to reflect Beazer Homes USA, Inc.'s (Beazer) purchase of the residential homebuilding operations of Sanford Homes of Colorado LLLP (SHOC) and April Corporation (April) on August 1, 2001, as if this acquisition had occurred on June 30, 2001 for purposes of the pro forma condensed combined balance sheet, and on October 1, 1999 for purposes of the pro forma condensed combined statements of operations. The purchase price was approximately $72 million, of which $65 million was paid in cash and approximately $7 million of accounts payable and accrued expenses were assumed by Beazer. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been tentatively allocated to reflect the fair value of assets and liabilities acquired. Such allocation resulted principally in an increase to inventory to reflect the fair value of assets acquired and an increase to other assets to recognize the goodwill associated with the transaction. Pro forma adjustments have been made in the accompanying statements to reflect the impact of purchase accounting and other items that Beazer management believes reasonable under the circumstances.

    The unaudited pro forma condensed combined financial information is provided for comparative purposes only and does not purport to be indicative of the results that would actually have been obtained had the acquisition been effected on October 1, 1999 or of the results which may be obtained in the future. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Beazer, which are incorporated by reference in Beazer's Annual Report on Form 10-K for the year ended September 30, 2000, Beazer's Quarterly Report on Form 10-Q for the nine months ended June 30, 2001 and the historical combined financial statements of SHOC and April included herein.

BEAZER HOMES USA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2001
(in thousands, except share data)

	Beazer Historical	SHOC & April Combined Historical (1)	Pro Forma Adjustments		Beazer Pro Forma Combined
ASSETS
Cash and cash equivalents	$11,911	$8,312	$(20,223	)(2)	$—
Accounts receivable	24,146	1,725	(1,682	)(3)	24,189
Inventory	785,234	50,302	5,800	(4)	841,336
Property, plant and equipment, net	11,786	304	—		12,090
Goodwill, net	6,649	—	4,364	(5)	11,013
Other assets	31,020	5,993	(1,692	)(6)	35,321

Total assets	$870,746	$66,636	$(13,433)		$923,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Trade accounts payable	$56,922	$3,238	$—		$60,160
Other payables and accrued liabilities	105,561	3,514	—		109,075
Other notes payable	99	31,758	(31,758	)(7)	99
Revolving credit facility	—	—	46,451	(2)	46,451
Term loan	90,000	—	—		90,000
Senior notes (net of discount of $4,906)	295,094	—	—		295,094

Total liabilities	547,676	38,510	14,693		600,879
Minority Interest	—	254	(254	)(3)	—
Stockholders' equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	—	—	—		—
Common stock (par value $.01 per share, 30,000,000 shares authorized, 12,358,725 issued, 8,559,721 outstanding)	124	—	—		124
Paid in capital	196,882	—	—		196,882
Owners' equity	—	742	(742	)(8)	—
Retained earnings	192,125	27,130	(27,130	)(8)	192,125
Unearned restricted stock	(3,665)	—	—		(3,665)
Treasury stock (3,799,004 shares)	(61,510)	—	—		(61,510)
Accumulated other comprehensive loss	(886)	—	—		(886)

Total stockholders' equity	323,070	27,872	(27,872)		323,070

Total liabilities and stockholders' equity	$870,746	$66,636	$(13,433)		$923,949

Pro Forma Adjustments:

(1)
Represents the unaudited June 30, 2001 historical combined financial statements of SHOC and April.
(2)
To reflect the funding of the purchase price of the acquisition including pay off of SHOC & April debt and additional debt incurred by Beazer.
(3)
Represents certain assets and liabilities of SHOC and April which were excluded from the business combination.
(4)
To increase combined acquired inventory by $9.0 million to values approximating estimated selling price less: (a) costs of completion and disposal and (b) a reasonable profit allowance; and to decrease inventory by $3.2 million to account for certain model homes not acquired by Beazer.
(5)
Represents tentative excess of the purchase price over identifiable tangible and intangible net assets of the acquired companies.
(6)
To increase other assets by $1.0 million for the fair value of a non-compete agreement in connection with the business combination and to decrease other assets $2.7 million related to item (3) above.
(7)
Represents a $29.3 million adjustment related to item (2) above and a $2.5 million adjustment related to item (3) above.
(8)
To eliminate SHOC and April combined historical owners' equity.

BEAZER HOMES USA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 2001
(in thousands, except per share data)

	Beazer Historical (1)	SHOC & April Combined Historical (1)	Pro Forma Adjustments		Beazer Pro Forma Combined
Total revenue	$1,188,172	$95,584	$—		$1,283,756
Costs and expenses:
Home construction and land sales	948,764	69,243	1,500	(2)	1,019,507
Selling, general and administrative	132,742	10,072	593	(3)	143,407
Interest	22,715	1,053	2,014	(4)	25,782

Operating income	83,951	15,216	(4,107)		95,060
Other (expense)/income, net	909	506	—		1,415

Income before income taxes and extraordinary item	84,860	15,722	(4,107)		96,475
Provision for income taxes	33,096	1,203	3,326	(5)	37,625

Net income before extraordinary item	51,764	14,519	(7,433)		58,850
Extraordinary item—loss on early extinguishment of debt (net of taxes of $469)	(733)	—	—		(733)

Net income	$51,031	$14,519	$(7,433)		$58,117

Weighted average number of shares:
Basic	8,149				8,149
Diluted	9,124				9,124
Basic
Net income before extraordinary item	$6.35				$7.22
Extraordinary item	0.09				0.09

Net income per common share	$6.26				$7.13

Diluted
Net income before extraordinary item	$5.67				$6.45
Extraordinary item	0.08				0.08

Net income per common share	$5.59				$6.37

Pro Forma Adjustments:

The above unaudited pro forma condensed combined statement of operations was prepared to reflect Beazer's purchase of the residential homebuilding operations of SHOC and April as if the acquisition had occurred on October 1, 1999.

(1)
For purposes of this pro forma condensed combined statement of operations, the statement of operations of SHOC and April for the nine months ended June 30, 2001 has been combined with Beazer's statement of operations for the nine months ended June 30, 2001.
(2)
To adjust cost of home construction and land sales for the amortization of purchase price adjustments resulting from the acquisition of SHOC and April.
(3)
To recognize the amortization of goodwill of $0.2 million and the non compete agreement of $0.4 million.
(4)
To impute interest of $2.6 million on the aggregate purchase price, to adjust the acquired operations' interest expense to Beazer's average borrowing rate for the nine months ended June 30, 2001 (7.98%), and to eliminate loan guarantee fees paid to an affiliate of $0.6 million.
(5)
To impute income tax expense based on Beazer's effective income tax rate (39%).

BEAZER HOMES USA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2000
(in thousands, except per share data)

	Beazer Historical (1)	SHOC & April Combined Historical (1)	Pro Forma Adjustments		Beazer Pro Forma Combined
Total revenue	$1,527,865	$138,161	$—		$1,666,026
Costs and expenses:
Home construction and land sales	1,255,918	104,249	7,500	(2)	1,367,667
Selling, general and administrative	168,620	15,455	791	(3)	184,866
Interest	27,704	1,493	2,472	(4)	31,669

Operating income	75,623	16,964	(10,763)		81,824
Other (expense)/income, net	(4,138)	114	—		(4,024)

Income before income taxes	71,485	17,078	(10,763)		77,800
Provision for income taxes	27,879	1,179	1,284	(5)	30,342

Net income	$43,606	$15,899	$(12,047)		$47,458

Weighted average number of shares:
Basic	8,254				8,254
Diluted	8,630				8,630
Net income per common share:
Basic	$5.28				$5.75

Diluted	$5.05				$5.50

Pro Forma Adjustments:

The above unaudited pro forma condensed combined statement of operations was prepared to reflect Beazer's purchase of the residential homebuilding operations of SHOC and April as if the acquisition had occurred on October 1, 1999.

(1)
For purposes of this pro forma condensed combined statement of operations, the statement of operations of SHOC and April for the year ended December 31, 2000 has been combined with Beazer's statement of operations for the year ended September 30, 2000.
(2)
To adjust cost of home construction and land sales for the amortization of purchase price adjustments resulting from the acquisition of SHOC and April.
(3)
To recognize the amortization of goodwill of $0.3 million and the non compete agreement of $0.5 million.
(4)
To impute interest of $3.3 million on the aggregate purchase price, to adjust the acquired operations' interest expense to Beazer's average borrowing rate for fiscal 2000 (7.98%), and to eliminate loan guarantee fees paid to an affiliate of $0.8 million.
(5)
To impute income tax expense based on Beazer's effective income tax rate (39%).

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  EXHIBIT 99.2
BEAZER HOMES USA, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET June 30, 2001
BEAZER HOMES USA, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS NINE MONTHS ENDED JUNE 30, 2001
BEAZER HOMES USA, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED SEPTEMBER 30, 2000